                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements No. 33-88406 and No. 33-99936 on Form S-8 of Pediatric Services of America, Inc. of our report dated November 21, 1995 (February 29, 1996 as to Note 10) (relating to the consolidated financial statements of Premier Medical Services, Inc. not presented separately herein), appearing in this Annual Report on Form 10-K of Pediatric Services of America, Inc. for the year ended September 30, 1996.



DELOITTE & TOUCHE LLP

San Jose, California
December 11, 1996

                                   Page 124